File No. 70-6458



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ----------------------------------


                         Post-Effective Amendment No. 23

                                       to

                                    FORM U-1

                       --------------------------------


                           APPLICATION OR DECLARATION

                                      under

                THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                                      ***

                         INDIANA MICHIGAN POWER COMPANY
            One Summit Square, P.0. Box 60, Fort Wayne, Indiana 46801
                  (Name of company filing this statement and
                    address of principal executive offices)

                                      ***

                      AMERICAN ELECTRIC POWER COMPANY, INC.
                     1 Riverside Plaza, Columbus, Ohio 43215
                     (Name of top registered holding company
                     parent of each applicant or declarant)

                                      ***

                        A. A. Pena, Senior Vice President
                  American Electric Power Service Corporation
                     1 Riverside Plaza, Columbus, Ohio 43215

                         Susan Tomasky, General Counsel
                  American Electric Power Service Corporation
                   1 Riverside Plaza, Columbus,  Ohio 43215
                  (Names and addresses of agents for service)

The  undersigned  Indiana  Michigan Power Company,  formerly  Indiana & Michigan
Electric  Company   ("I&M"),   hereby  amends  as  follows  its  Application  or
Declaration on Form U-1 in File No. 70-6458, as heretofore amended:

      1. By substituting "Eighth Supplemental Indenture" for the words "Seventh Supplemental Indenture" where they appear in the fifth paragraph of the paragraphs added to Item 1 by Post-Effective Amendment No. 22 in this File.

      2. By supplying the following exhibits:

            B-4-6       Form of Fourth Amendment to Agreement of Sale

            B-7-7 Form of Eighth Supplemental Indenture between the City and the Trustee


                                    SIGNATURE

      Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned company has duly caused this Post-Effective Amendment No. 23 to be signed on its behalf by the undersigned thereunto duly authorized.


                              INDIANA MICHIGAN POWER COMPANY



                              By      /s/ A. A. Pena
                           Vice President




Dated:  September 17, 1999

                                                                   EXHIBIT B-4-6

      FOURTH AMENDMENT TO AGREEMENT OF SALE


      FOURTH AMENDMENT, dated as of the ____ day of _________, 1999, by and between the CITY OF ROCKPORT, INDIANA, a municipal corporation and political subdivision of the State of Indiana ("Issuer"), and INDIANA MICHIGAN POWER COMPANY, a corporation organized and existing under the laws of the State of Indiana ("Company"), to the Agreement of Sale, dated as of December 1, 1984, as amended by the First Amendment to the Agreement of Sale, dated as of July 1, 1985, the Second Amendment to the Agreement for Sale, dated as of February 1, 1995, and the Third Amendment to the Agreement for Sale, dated as of June 1, 1995, between the Issuer and the Company ("Existing Agreement");


                             W I T N E S S E T H :


      WHEREAS, the Issuer proposes to issue $50,000,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds (Indiana Michigan Power Company Project), Series 1999 Bonds ("Series 1999 Bonds"), as Refunding Bonds pursuant to Section 2.11 of its Indenture of Trust, dated as of December 1, 1984, as supplemented and amended ("Indenture"), with Norwest Bank Indiana, N.A. (formerly Lincoln National Bank and Trust Company of Fort Wayne), as Trustee ("Trustee"); and

      WHEREAS, the Issuer and the Company desire to amend the Existing Agreement in connection with the issuance of the Series 1999 Bonds, pursuant to Section
9.6 of the Existing Agreement and Section 11.01(v) of the Indenture; and

      WHEREAS, Section 9.6 of the Existing Agreement provides that the Existing Agreement may not be amended, changed, modified, altered or terminated except in accordance with the Indenture; and

      WHEREAS, Section 11.01(v) of the Indenture provides that the Issuer and the Trustee shall, without the consent of or notice to the bondholders, consent to any amendment, change or modification of the Existing Agreement in connection with the issuance of Refunding Bonds pursuant to Section 2.11 of the Indenture; and

      WHEREAS, the Trustee has so consented to this Fourth Amendment to Agreement of Sale;

      NOW, THEREFORE, the Issuer and the Company covenant and agree as follows:

      Section 1. The definition of "Bond Fund" in Section 1.1 of the Existing Agreement is amended to read as follows:

            "'Bond Fund' shall mean, as the context may require:

            (i) the 1985 Bond Fund established by the First Supplemental Indenture relating to the Series 1985 A Bonds;

            (ii) the Adjustable 1985 Bond Fund established by the Second Supplemental Indenture relating to the Adjustable Series 1985 A Bonds;

            (iii) the Fixed Rate 1985 Bond Fund established by the Third Supplemental Indenture relating to the Fixed Rate Series 1985 A Bonds;

            (iv) the 1995 Bond Fund established by the Fifth Supplemental Indenture relating to the Series 1995 A Bonds;

            (v)  the  Series  1995  B  Bond  Fund   established   by  the  Sixth
      Supplemental Indenture relating to the Series 1995 B Bonds; or

            (iv)  the  Series  1999  Bond  Fund   established   by  the  Seventh
      Supplemental Indenture relating to the Series 1999 Bonds."

      Section 2. Section 3.7 of the Existing Agreement is amended to add the following paragraph at the end thereof:

            "The Issuer will cause any moneys held as a part of the Series 1999 Bond Fund to be invested or reinvested by the Trustee (through its bond department if it so desires), at the request of and directed by the Company, only in (a) Government Obligations; (b) obligations issued or guaranteed by an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States; (c) interest bearing accounts, time deposits or certificates of deposit which are secured by obligations of the type described in clause (a) above with maturities of less than 365 days and ratings of A-1 by S&P or F-1 by Fitch or which are issued by banks or trust companies, including the Trustee, with maturities of less than 365 days and ratings of A-1 by S&P or F-1 by Fitch, organized under the laws of the United States of America or any state thereof, which have combined capital and surplus of at least $10,000,000; (d) obligations issued or guaranteed by any state of the United States or the District of Columbia, or any political subdivision of any such state or District, rated AAA or better by S&P or Fitch; (e) commercial paper or finance company paper rated A-1 by S&P or F-1 by Fitch, respectively; (f) bankers acceptances drawn on and accepted by commercial banks; or (g) repurchase agreements fully secured by any one or more of the foregoing with maturities of less than 365 days and ratings of A-1 by S&P or F-1 by Fitch. Any moneys held as part of the Series 1999 Bond Fund invested or reinvested as described above and to be used to pay holders of the Series 1999 Bonds shall mature as needed to make payments when due on such Series 1999 Bonds."

      IN WITNESS WHEREOF, the Issuer and the Company have caused this Fourth Amendment to Agreement of Sale to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.

                                          CITY OF ROCKPORT, INDIANA


                                          By  __________________________
                                                        Mayor

(SEAL)


Attest:


-----------------------------
      Clerk-Treasurer



                                          INDIANA MICHIGAN POWER COMPANY


                                          By ___________________________
                                                      Vice President
(SEAL)

Attest:


-------------------------------
       Assistant Secretary

                                                                   EXHIBIT B-7-7

                                                                           DRAFT
                                                                        08/27/99

------------------------------------------------------------------------------


                     EIGHTH SUPPLEMENTAL INDENTURE OF TRUST

                                     BETWEEN

                            CITY OF ROCKPORT, INDIANA

                                       and

                           NORWEST BANK INDIANA, N.A.

                                     Trustee


                        Dated as of ____________ 1, 1999

------------------------------------------------------------------------------



                                       This instrument was prepared by:

                                       Theodore J. Esping, Esq.
                                       Baker & Daniels
                                       300 North Meridian Street
                                   Suite 2700
                           Indianapolis, Indiana 46204


            THIS EIGHTH SUPPLEMENTAL INDENTURE OF TRUST (the "Eighth Supplemental Indenture"), made as of the first day of __________, 1999, by and between the CITY OF ROCKPORT, INDIANA, a municipal corporation and political subdivision of the State of Indiana (the "Issuer"), and NORWEST BANK INDIANA, N.A., a national banking association existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States, with its principal corporate trust office located in Fort Wayne, Indiana, as Trustee (the "Trustee");


                             W I T N E S S E T H :

            WHEREAS, the Issuer has issued $110,000,000 aggregate principal amount of its Pollution Control Revenue Bonds (Indiana & Michigan Electric Company Project), Series 1984 A (the "Series A Bonds"), pursuant to Indiana Code 36-7-11.9 and Indiana Code 36-7-12 (collectively, the "Act") and an Indenture of Trust dated as of December 1, 1984 (the "1984 Indenture"), between the Issuer and the Trustee for the purpose of acquiring, constructing, installing, equipping and financing the portion of certain facilities designed for the abatement or control of atmospheric and water pollution, including collection of sewage or disposal of solid waste (the "Project"), at the Rockport Generating Station owned by Indiana Michigan Power Company (the "Company") as tenant in common without right of partition with AEP Generating Company, which facilities were sold to the Company pursuant to an Agreement of Sale dated as of December 1, 1984, as amended (the "Agreement"), between the Issuer and the Company; and

            WHEREAS, the Issuer has issued simultaneously (a) $50,000,000 aggregate principal amount of its Floating Rate Weekly Demand Pollution Control Revenue Refunding Bonds (Indiana & Michigan Electric Company Project), Series 1985 A (the "Floating Rate Weekly Demand Series 1985 A Bonds"), pursuant to a First Supplemental Indenture of Trust, dated as of July 1, 1985 (the "First Supplemental Indenture"), as Refunding Bonds pursuant to Section 2.11 of the 1984 Indenture to refund a portion of $110,000,000 aggregate principal amount of the Series A Bonds which matured by their terms on December 16, 1985, (b) $50,000,000 aggregate principal amount of its Adjustable Rate Tender Pollution Control Revenue Refunding Bonds (Indiana & Michigan Electric Company Project), Series 1985 A (the "Adjustable Series 1985 A Bonds"), pursuant to a Second Supplemental Indenture of Trust, dated as of July 1, 1985 (the "Second Supplemental Indenture") as Refunding Bonds pursuant to Section 2.11 of the 1984 Indenture to refund a portion of $110,000,000 aggregate principal amount of the Series A Bonds which matured by their terms on December 16, 1985, and (c) $50,000,000 aggregate principal amount of its Fixed Rate Pollution Control Revenue Bonds (Indiana & Michigan Electric Company Project), Series 1985 A (the "Fixed Rate Series 1985 A Bonds"), pursuant to a Third Supplemental Indenture of Trust, dated as of July 1, 1985 (the "Third Supplemental Indenture") as Refunding Bonds pursuant to Section 2.11 of the 1984 Indenture to refund a portion of $110,000,000 aggregate principal amount of the Series A Bonds which matured by their terms on December 16, 1985 and as Additional Bonds pursuant to
Section 2.10 of the 1984 Indenture to finance a portion of the estimated Cost of Construction, as defined in the Agreement, of the Project not theretofore paid by application of the Series A Bond proceeds;

            WHEREAS, the Issuer has simultaneously issued (a) $50,000,000 aggregate principal amount of its 6.55% Pollution Control Revenue Refunding Bonds (Indiana Michigan Power Company Project), Series 1995 A ("Series 1995 Bonds"), pursuant to the Fifth Supplemental Indenture of Trust, dated as of February 1, 1995 ("Fifth Supplemental Indenture"), as Refunding Bonds pursuant to Section 2.11 of the 1984 Indenture to refund the Fixed Rate Series 1985 A Bonds; and (b) $50,000,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds (Indiana Michigan Power Company Project), Series 1995 B ("Series 1995 B Bonds"), pursuant to the Sixth Supplemental Indenture of Trust dated as of June 1, 1995, as Refunding Bonds pursuant to Section 2.11 of the 1984 Indenture to refund the Adjustable Series 1985 A Bonds; and

            WHEREAS, the Issuer has determined to issue $50,000,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds (Indiana Michigan Power Company Project), Series 1999 (the "Series 1999 Bonds"), as Refunding Bonds pursuant to Section 2.11 of the 1984 Indenture to refund the Floating Rate Weekly Demand Series 1985 A Bonds at their redemption on December 1, 1999 pursuant to the Act and Indiana Code 5-1-5; and

            WHEREAS, the Issuer has determined that the Series 1999 Bonds to be issued hereunder and the certificate of authentication by the Trustee to be endorsed on all Series 1999 Bonds shall be, respectively, substantially in the following forms with such variations, omissions and insertions as are required or permitted by the 1984 Indenture, as amended and supplemented, or this Eighth Supplemental Indenture:

                             (FORM OF FRONT OF BOND)


No. R-_____                                                        $__________


                            UNITED STATES OF AMERICA
                                STATE OF INDIANA

                            CITY OF ROCKPORT, INDIANA
                   POLLUTION CONTROL REVENUE REFUNDING BOND
                   (INDIANA MICHIGAN POWER COMPANY PROJECT)
                                   SERIES 1999


MATURITY DATE:  _______________                         CUSIP:  ______________

REGISTERED OWNER:

PRINCIPAL AMOUNT:                                                      DOLLARS


            The City of Rockport, a municipal corporation and political subdivision of the State of Indiana (the "Issuer"), for value received, hereby promises to pay, solely from the sources and as hereinafter provided, to the registered owner stated above, or registered assigns, on the maturity date stated above or upon earlier redemption hereof upon the presentation and surrender hereof, the principal amount stated above together with interest on said principal amount from _________ 1 or _________ 1 next preceding the date on which it is authenticated (unless this Bond is authenticated prior to __________ 1, 1999, in which case it shall bear interest from the date hereof or unless this Bond is authenticated on a __________ 1 or ___________ 1, in which case it shall bear interest from such ________ 1 and ________ 1), payable semi-annually on ______ 1 and __________ 1 of each year commencing ____________ 1, 1999 until payment of said principal sum at the rate of ________________ per cent (____%) per annum. The principal of this Bond is payable at the principal office of Norwest Bank Indiana, N.A. (formerly Lincoln National Bank and Trust Company of Fort Wayne), in Fort Wayne, Indiana, as Trustee, or its successor in trust (the "Trustee") under the Indenture; provided, however, interest on this Bond is payable by check mailed to the registered owner hereof. Both principal and interest are payable in lawful money of the United States of America.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE SIDE HEREOF WHICH, FOR ALL PURPOSES HEREOF, SHALL HAVE THE FORCE AND EFFECT AS IF PRINTED IN FULL ON THE FRONT HEREOF.

            All acts, conditions and things required to happen exist or be performed precedent to the issuance of this bond have happened, exist and have been performed.

            This Bond shall not become obligatory for any purpose or be entitled to any security or benefit under the Indenture or be valid until the Trustee shall have executed the Certificate of Authentication appearing hereon.

            This Bond and the issue of which it is a part and the interest thereon are limited obligations of the Issuer payable solely from the revenues and receipts derived from the Agreement of Sale (except to the extent paid out of money attributable to Bond proceeds), which revenues and receipts have been pledged and assigned to the Trustee to secure payment thereof. The Bonds and the interest thereon shall not be deemed to constitute a debt or a pledge of the faith and credit of the State of Indiana or any political subdivision thereof other than the Issuer, whose obligations in respect of the Bonds and the interest thereon are limited as set forth herein and in the Indenture. Neither the Issuer, the State of Indiana nor any other political subdivision thereof shall be obligated to pay the principal of the Bonds, the premium, if any, or the interest thereon or other costs incident thereto except from the revenues and receipts pledged therefor. Neither the faith and credit nor the taxing power of the Issuer or the State of Indiana or any other political subdivision thereof is pledged to the payment of the principal of the Bonds, the premium, if any, or the interest thereon or other costs incident thereto.

            IN WITNESS WHEREOF, the City of Rockport, Indiana has caused this Bond to be signed by the manual or facsimile signature of its Mayor, its seal to be affixed hereto or a facsimile thereof to be printed hereon and attested by the manual or facsimile signature of its Clerk-Treasurer, and this Bond to be dated ________ 1, 1999.

                                    CITY OF ROCKPORT, INDIANA

                                          By________________________
                                                Mayor

(SEAL)

Attest:


--------------------------
Clerk-Treasurer

                            (FORM OF REVERSE OF BOND)

            This Bond is one of an issue of $50,000,000 City of Rockport, Indiana Pollution Control Revenue Refunding Bonds (Indiana Michigan Power Company Project), Series 1999 (the "Bonds"), of like date and tenor, except as to number and principal amount, authorized and issued pursuant to Indiana Code 36-7-11.9, Indiana Code 36-7-12 and Indiana Code 5-1-5, for the purpose of refunding Floating Rate Weekly Demand Pollution Control Revenue Refunding Bonds (Indiana & Michigan Electric Company Project) Series 1985 A, which were previously issued by the Issuer in part for the purpose of acquiring, constructing, installing, equipping and financing, in part, the portion of certain air and water pollution abatement or control facilities, including sewage or solid waste disposal facilities (the "Project") at the Rockport Generating Station (the "Plant") owned by Indiana Michigan Power Company, a corporation organized and existing under the laws of the State of Indiana (the "Company"), as tenant in common without right of partition with AEP Generating Company, a corporation organized and existing under the laws of the State of Ohio and duly qualified to do business as a foreign corporation in the State of Indiana, and selling the same to the Company pursuant to an Agreement of Sale dated as of December 1, 1984 (the "1984 Agreement"), as amended by the First Amendment to Agreement of Sale dated as of July 1, 1985, the Second Amendment to Agreement of Sale dated as of February 1, 1995, the Third Amendment to Agreement of Sale dated as of June 1, 1995 and as to be amended by the Fourth Amendment to Agreement of Sale dated as of _______ __, 1999 (the 1984 Agreement, as amended by the First Amendment to Agreement, the Second Amendment to Agreement, the Third Amendment to Agreement and the Fourth Amendment to Agreement, being hereinafter referred to as the "Agreement of Sale"), between the Issuer and the Company. The Bonds are issued under an Indenture of Trust dated as of December 1, 1984, as supplemented and amended by a First Supplemental Indenture of Trust dated as of July 1, 1985 (the "First Supplemental Indenture"), a Second
Supplemental Indenture of Trust dated as of July 1, 1985 (the "Second Supplemental Indenture"), a Third Supplemental Indenture of Trust dated as of July 1, 1985 (the "Third Supplemental Indenture"), a Fourth Supplemental
Indenture of Trust dated as of June 1, 1990 (the "Fourth Supplemental Indenture"), a Fifth Supplemental Indenture of Trust dated as of February 1, 1995 (the "Fifth Supplemental Indenture"), a Sixth Supplemental Indenture of Trust dated as of June 1, 1995 (the "Sixth Supplemental Indenture"), a Seventh Supplemental Indenture of Trust dated as of August 1, 1995 (the "Seventh Supplemental Indenture"), and an Eighth Supplemental Indenture of Trust dated as of _________ 1, 1999 (the "Eighth Supplemental Indenture") (the Indenture of Trust, as supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and the Eighth Supplemental Indenture being referred to herein as the "Indenture"), between the Issuer and the Trustee which assigns to the Trustee, as security for the Bonds, the Issuer's rights under the Agreement of Sale (except for payment of Issuer expenses and for indemnification of the Issuer). Reference is hereby made to the Indenture, the Agreement of Sale and to all amendments and supplements thereto for a description of the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the Issuer and the Trustee and the rights of the holders of the Bonds and the terms upon which the Bonds are issued and secured.

            The Bonds may not be called for redemption prior to ________ 1, ____, except that in the event of the exercise by the Company of its option to prepay the entire purchase price of the Project under circumstances involving
(i) the imposition of unreasonable burdens or excessive liabilities with respect to the Project or the Plant, or the operation of the Project or the Plant, including taxes not imposed on December 1, 1984 and economic, technological or other changes making the continued operation of the Plant uneconomical, (ii) damage to or destruction of the Project or a portion thereof or all or a portion of the Plant, (iii) condemnation of all or substantially all of the Project or all or a portion of the Plant or (iv) the operation of the Plant being enjoined, all as provided in Section 8.1(b) through (e) of the Agreement of Sale, the Bonds are subject to redemption in whole, but not in part, at any time upon payment of 100% of the principal amount thereof plus interest accrued to the redemption date.

            The Bonds are subject to optional redemption by (at the election of the Company without any further action by the Issuer) prior to maturity on or after ______ __, ____, at any time in whole or in part (less than all of the Bonds to be redeemed to be selected by lot), upon payment of the following redemption prices (expressed as a percentage of the principal amount of Bonds to be redeemed) plus accrued interest to the redemption date:

Redemption Dates                                            Redemption
(Dates Inclusive)                                             Price



            If less than all of the Bonds are called for redemption, each $5,000 principal amount of a Bond having a principal amount of more than $5,000 shall be counted as one Bond for the purpose of selecting by lot.

            If any of the Bonds or portions thereof are called for redemption, the Trustee shall cause a notice thereof identifying the Bonds to be redeemed to be sent by registered or certified mail to the registered owner of each such Bond to be redeemed at his address as it appears on the registration books not less than 30 nor more than 60 days prior to the redemption date. Provided funds for their redemption are on deposit at the place of payment on the redemption date, all Bonds or portions thereof so called for redemption shall cease to bear interest on the redemption date, shall no longer be secured by the Indenture and shall not be deemed to be outstanding under the provisions of the Indenture. If a portion of this Bond shall be called for redemption, a new Bond in principal amount equal to the unredeemed portion hereof will be issued to the registered owner upon the surrender hereof.

            The owner of this Bond shall have no right to enforce the provisions of the Indenture, to institute action to enforce the covenants therein or to take any action with respect to any Event of Default under the Indenture or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture. In certain events, on conditions, in the manner and with the effect set forth in the Indenture, the principal of all the Bonds issued under the Indenture and then outstanding may become or may be declared due and payable before their stated maturities, together with interest accrued thereon. Modifications or alterations of the Indenture, or of any supplements thereto, may be made only to the extent and in the circumstances permitted by the Indenture.

            The Bonds are issuable as registered bonds without coupons in the denominations of $5,000 or any integral multiple thereof.

            This Bond is transferable by the registered owner hereof at the designated office of the Trustee, upon surrender of this Bond accompanied by a duly executed instrument of transfer in form and with guaranty of signature satisfactory to the Trustee, subject to such reasonable regulations as the Trustee may prescribe, and upon payment of any tax or other governmental charge incident to such transfer. Upon any such transfer, a new Bond or Bonds in the same aggregate principal amount will be issued to the transferee. Except as set forth in this Bond and as otherwise provided in the Indenture, the person in whose name this Bond is registered shall be deemed the owner hereof for all purposes, and the Issuer, any Paying Agent and the Trustee shall not be affected by any notice to the contrary.

               (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)


            This Bond is one of the Bonds described in the within-mentioned Indenture.

                                    NORWEST BANK INDIANA, N. A.
                                           as Trustee


                                    By__________________________

                                          Authorized Officer
Date:  _________________


                             [FORM OF ABBREVIATIONS]

            The following abbreviations, when used in the inscription on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

            TEN COM     -     as tenants in common
            TEN ENT     -     as tenants by the entireties
             JT TEN     -     as joint tenants with right of survivorship and
                            not as tenants in common

UNIF TRANF MIN ACT      -     ___________ Custodian _________________
                              (Cust)                        (Minor)

                              Under Uniform Transfer to Minors Act

                              ---------------------------------
                                     (State)

            Additional abbreviations may also be used though not in list above.

                              [FORM OF ASSIGNMENT]

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________ (Please insert Social Security or taxpayer identification number of assignee)
================================================================
----------------------------------------------------------------
(Please Print or Typewrite Name and Address of Assignee)
----------------------------------------------------------------
the within Bond, and all rights thereunder, and hereby does irrevocably constitute and appoint _____________________________ Attorney to transfer the within Bond on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

                                    ------------------------------
                                    NOTICE:  The  signature  to this  assignment
                                    must  correspond with the name as it appears
                                    upon  the face of the  within  Bond in every
                                    particular,     without     alteration    or
                                    enlargement or any change whatever.

Signature Guaranteed:         ________________________________
                                    NOTICE: Signature(s) must be guaranteed by an Eligible Guarantor Institution such as a Commercial Bank, Trust Company, Securities Broker/Dealer, Credit Union, or Savings Association who is a member of a medallion program approved by The Securities Transfer Association, Inc.


                            [STATEMENT OF INSURANCE]

            Municipal Bond Insurance Policy No. (the "Policy") with respect to payments due for principal of and interest on this bond has been issued by AMBAC Indemnity Corporation ("AMBAC Indemnity"). The Policy has been delivered to the United States Trust Company of New York, New York, New York, as the Insurance Trustee under said Policy and will be held by such Insurance Trustee or any successor insurance trustee. The policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from AMBAC Indemnity or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this bond acknowledges and consents to the subrogation rights of AMBAC Indemnity as more fully set forth in the Policy.

and

            WHEREAS, all things necessary have been done and performed to constitute this Eighth Supplemental Indenture a valid and binding agreement securing the payment of the principal of, premium, if any, and interest on all bonds issued and to be issued hereunder and under the 1984 Indenture (the 1984 Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture of Trust, dated as of June 1, 1990, the Fifth Supplemental Indenture of Trust, dated as of February 1, 1995, the Sixth
Supplemental  Indenture  of  Trust,  dated  as of  June  1,  1995,  the  Seventh
Supplemental Indenture of Trust, dated as of August 1, 1995, and this Eighth Supplemental Indenture, being referred to herein as the "Indenture") and the execution and delivery of this Eighth Supplemental Indenture and the execution and issuance of the Series 1999 Bonds have in all respects been authorized;


            NOW, THEREFORE, the Issuer hereby agrees and covenants with the Trustee and with the respective owners, from time to time of the Series 1985 A Bonds, the Fixed Rate Series 1995 A Bonds, the Adjustable Series 1995 B Bonds, and the Series 1999 Bonds, or any part thereof, as follows:



                                    ARTICLE I

                          PURPOSE OF SERIES 1999 BONDS


            SECTION 1.01 Purpose of Series 1999 Bonds. The Series 1999 Bonds of the Issuer are authorized for the purpose of refunding the Floating Rate Weekly Demand Series 1985 A Bonds at their redemption on December 1, 1999.


                                   ARTICLE II

                             THE SERIES 1999 BONDS;
                                 1999 BOND FUND

            SECTION 2.01. Issuance of Series 1999 Bonds. There are hereby authorized to be issued Pollution Control Revenue Bonds of the Issuer in the aggregate principal amount of Fifty Million Dollars ($50,000,000) as Refunding Bonds pursuant to Section 2.11 of the Indenture. Said Bonds shall be designated "City of Rockport, Indiana Pollution Control Revenue Refunding Bonds (Indiana Michigan Power Company Project), Series 1999", shall be dated as of the first day of ________, 1999, shall bear interest payable semiannually on the first days of _______ and _____________, at the rate of _________ per centum (_____%)
per annum and shall mature, subject to the right of prior redemption as hereinafter set forth, on __________ 1, ____.

            Both principal of and interest on the Series 1999 Bonds shall be payable in lawful money of the United States of America, but only from the revenues and receipts pledged to the payment thereof as provided herein and in the Indenture.

            SECTION 2.02. Form of Series 1999 Bonds. The Series 1999 Bonds shall be issued substantially in the form of the Series 1999 Bond hereinabove set forth, with such appropriate variations, omissions and insertions as are permitted or required by the Indenture or this Eighth Supplemental Indenture.

            Initially, one certificate for the Series 1999 Bonds will be issued and registered to the Securities Depository (as defined below), or its nominee. The Issuer and the Trustee may enter into a Letter of Representations (as defined below) relating to a book-entry system to be maintained by the Securities Depository with respect to the Series 1999 Bonds.

            In the event that (a) the Securities Depository determines not to continue to act as a securities depository for the Series 1999 Bonds by giving notice to the Trustee and the Issuer discharging its responsibilities hereunder, or (b) the Issuer determines (at the direction of the Company) (i) that beneficial owners of Series 1999 Bonds shall be able to obtain certificated Series 1999 Bonds or (ii) to select a new Securities Depository, then the Trustee shall, at the direction of the Issuer (at the request of the Company), attempt to locate another qualified securities depository to serve as Securities Depository or authenticate and deliver certificated Series 1999 Bonds to the beneficial owners or to the Securities Depository participants on behalf of beneficial owners substantially in the form provided for in this Section. In delivering certificated Series 1999 Bonds, the Trustee shall be entitled to rely on the records of the Securities Depository as to the beneficial owners or the records of the Securities Depository participants acting on behalf of beneficial owners. Such certificated Series 1999 Bonds will then be registrable, transferable and exchangeable as set forth in this Indenture.

            So long as there is a Securities Depository for the Series 1999 Bonds (1) it or its nominee shall be the registered owner of the Series 1999 Bonds, (2) notwithstanding anything to the contrary in the Indenture, determinations of persons entitled to payment of principal, premium, if any, and interest, transfers of ownership and exchanges and receipt of notices shall be the responsibility of the Securities Depository and shall be effected pursuant to rules and procedures established by such Securities Depository, (3) the Issuer, the Company and the Trustee shall not be responsible or liable for maintaining, supervising or reviewing the records maintained by the Securities Depository, its participants or persons acting through such participants, (4) references in the Indenture to registered owners of the Series 1999 Bonds shall mean such Securities Depository or its nominee and shall not mean the beneficial owners of the Series 1999 bonds and (5) in the event of any inconsistency between the provisions of the Indenture and the provisions of the Letter of Representations such provisions of the Letter of Representations, except to the extent set forth in this paragraph and the next preceding paragraph, shall control.

            For purposes of this Section, the following terms shall have the following meanings:

            "Letter of Representations" means the Letter of Representations from the Issuer and the Trustee to the Securities Depository and (with the consent of the Company) any amendments thereto, or successor agreements between the Issuer and the Trustee and any successor Securities Depository, relating to a book-entry system to be maintained by the Securities Depository with respect to the Series 1999 Bonds.

            "Securities Depository" means The Depository Trust Company, a corporation organized and existing under the laws of the State of New York, and any other securities depository for the Series 1999 Bonds appointed pursuant to this Section, and their successors.

            SECTION 2.03. Execution, Authentication and Delivery of Series 1999 Bonds. The Series 1999 Bonds shall be executed, authenticated and delivered, and the proceeds therefrom deposited, as provided in Section 2.11 of the 1984 Indenture and Section 3.2(c) of the Agreement.

            SECTION 2.04.  Creation of 1999 Bond Fund.

            (a) There is hereby created and established with the Trustee a trust fund in the name of the Issuer to be designated "City of Rockport, Indiana Pollution Control Revenue Refunding Bonds (Indiana Michigan Power Company Project), Series 1999 Bond Fund" (the "1999 Bond Fund"). The 1999 Bond Fund shall be a segregated trust fund held for the benefit of the owners of the Series 1999 Bonds.

            (b) There shall be deposited into the 1999 Bond Fund (i) all accrued interest, if any, received upon the sale of the 1999 Bonds and (ii) all other moneys received by the Trustee under and pursuant to any of the provisions of the Indenture or the Agreement which are required or which are accompanied by directions from the Company that such moneys are to be paid into the 1999 Bond Fund.


                                   ARTICLE III

                            REDEMPTION OF SERIES 1999
                              BONDS BEFORE MATURITY

            SECTION 3.01. Redemption. Any and all of the Series 1999 Bonds shall be redeemable as set forth in the form of Series 1999 Bond hereinabove set forth. Reference is hereby made to Article III of the Indenture for the provisions describing the methods and effects of redemption.


                                   ARTICLE IV

                             COVENANTS AND SECURITY

            SECTION 4.01. Authority; Compliance with Conditions. The Issuer covenants that it is duly authorized under the laws of the State of Indiana, including particularly and without limitation the Act, to issue the Series 1999 Bonds authorized hereby and to execute and deliver this Eighth Supplemental Indenture, to assign and pledge the Agreement and the revenues and receipts payable under the Agreement, to grant a security interest therein and to pledge the revenues and receipts in the manner and to the extent contemplated herein and in the Indenture; that all of the requirements and conditions for the execution and delivery of this Eighth Supplemental Indenture have been satisfied and complied with; that all other action on its part necessary for the execution and delivery of this Eighth Supplemental Indenture has been duly and effectively taken; and that the Series 1999 Bonds in the hands of the owners thereof are and will be valid and enforceable obligations of the Issuer according to the terms thereof and hereof.

            SECTION 4.02. Security for Series 1999 Bonds; Confirmation of Indenture. The Series 1999 Bonds shall be equally and ratably secured (except insofar as any guaranty, letter of credit, insurance policy, first mortgage bond or other collateral or instrument of credit enhancement provided by a person other than the Issuer may afford additional security for the Bonds of any particular series) under the Indenture with all outstanding Bonds and any other series of bonds which may be issued pursuant to Section 2.10 or 2.11 of the Indenture, without preference, priority or distinction of any bonds over any other bonds. As supplemented and amended, the Indenture is ratified and confirmed (except as set forth herein), and the Indenture, including each supplemental indenture, shall be read, taken and construed as one and the same instrument. All covenants, agreements and provisions of, and all security (except as set forth herein), provided under, the Indenture shall apply with full force and effect to the Series 1999 Bonds and to the owners thereof (except insofar as any guaranty, letter of credit, insurance policy, first mortgage bond or other collateral or instrument of credit enhancement provided by a person other than the Issuer may afford additional security for the Bonds of any particular series).


                                    ARTICLE V

                             AMENDMENT OF INDENTURE

            SECTION  5.01  Amendment  to  Section  12.01 The last  paragraph  of
Section 12.01 of the 1984 Indenture is amended by adding the following sentence at the end of the paragraph:

            "The Trustee may establish a record date with respect to the Series 1999 Bonds for purposes of this Section 12.01, with no provision for revocation of consents, requests, directions, approvals, objections or other instruments by subsequent owners after the record date."


                                   ARTICLE VI

                          SPECIAL INSURANCE PROVISIONS

      Section 6.01. Concerning the Special Insurance Provisions. The provisions of this Article VI shall apply notwithstanding anything in the Indenture to the contrary, but only so long as (i) the Policy remains in full force and effect,
(ii) the  Insurer is not in default in its  obligations  under the  Policy,  and
(iii) the Series 1999 Bonds remain outstanding (as defined in the Indenture and Section 6.08 hereof).

      Section 6.02. Consent of the Insurer in Addition to Bondholder Consent. Unless otherwise provided in this Section, the Insurer's written consent shall be required (in addition to bondholder consent, when required) for the following purposes: (i) execution and delivery of any supplemental indenture or any amendment, supplement or change to or modification of the Agreement of Sale;
(ii) removal of the Trustee or Paying Agent and selection and appointment of any successor trustee or paying agent; and (iii) initiation or approval of any action not described in (i) or (ii) above which requires bondholder consent.

      Section 6.03. Insurer's Consent Upon Default. Anything in the Indenture to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default under the Indenture, the Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the bondholders or the Trustee for the benefit of the bondholders under the Indenture, including, without limitation, (i) the right to accelerate the principal of the Series 1999 Bonds as described in the Indenture and (ii) the right to annul any declaration of acceleration, and the Insurer shall also be entitled to approve all waivers of events of default.

      Section 6.04. Acceleration Rights. Upon the occurrence of an Event of Default, the Trustee may, with the consent of the Insurer, and shall, at the direction of the Insurer or 25% of the bondholders with the consent of the Insurer, by written notice to the Issuer and the Insurer, declare the principal of the Series 1999 Bonds to be immediately due and payable, whereupon that portion of the principal of the Series 1999 Bonds thereby coming due and the interest thereon accrued to the date of payment shall, without further action, become and be immediately due and payable, anything in the Indenture or in the Series 1999 Bonds to the contrary notwithstanding.

      Section 6.05. Amendments. Any provision of the Indenture expressly recognizing or granting rights in or to the Insurer may not be amended in any manner which affects the rights of the Insurer hereunder without the prior written consent of the Insurer.

      Section 6.06.  Notices and Information.

             (a) The Trustee shall furnish to the Insurer a copy of any notice to be given to the registered owners of the Series 1999 Bonds, including, without limitation, notice of any redemption of or defeasance of the Series 1999 Bonds, and any certificate rendered pursuant to the Indenture relating to the security for the Series 1999 Bonds.

      (b) The Trustee or the Issuer shall notify the Insurer of any failure of the Company to provide relevant notices, certificates, etc.

      (c) Notwithstanding any other provision of the Indenture, the Trustee shall immediately notify the Insurer if at any time there are insufficient moneys to make any payments of principal and/or interest as required and immediately upon the occurrence of any Event of Default under the Indenture.

      (d) All notice or other communication to be given to the Insurer under this Eighth Supplemental Indenture or the Indenture may be given by mailing or delivering the same in writing to Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention:, in the case of subclause (a) above, The Surveillance Department, and in all other cases, The General Counsel's Office.

      Section  6.07.  Payment   Procedures;   Subrogation.   The  Issuer,  the
Trustee and any Paying Agent agree to comply with the following provisions:

      (a) If the Trustee or Paying Agent, if any, determines that there will be insufficient funds to pay the principal of or interest on the Series 1999 Bonds at maturity or on any Interest Payment Date, as the case may be, the Trustee or Paying Agent, if any, shall so notify the Insurer within one business day after such determination. Such notice shall specify the amount of the anticipated deficiency, the Series 1999 Bonds to which such deficiency is applicable and whether such Series 1999 Bonds will be deficient as to principal or interest, or both. The Insurer will make payments of principal of or interest due on the Series 1999 Bonds on or before the first business day next following the date on which the Insurer shall have received notice of nonpayment from the Trustee or Paying Agent, if any.

      (b) The Trustee or Paying Agent, if any, shall, after giving notice to the Insurer as provided in (a) above, make available to the Insurer and, at the Insurer's direction, to the Insurance Trustee, the registration books of the Issuer maintained by the Trustee or Paying Agent, if any, and all records relating to the Series 1999 Bonds maintained under the Indenture.

      (c) The Trustee or Paying Agent, if any, shall provide the Insurer and the Insurance Trustee with a list of registered owners of Series 1999 Bonds entitled to receive principal or interest payments from the Insurer under the terms of the Policy, and shall make arrangements with the Insurance Trustee (i) to mail checks to or pay by wire transfer the registered owners of the Series 1999 Bonds entitled to receive full or partial interest payments from the Insurer and (ii) to pay principal upon Series 1999 Bonds surrendered to the Insurance Trustee by the registered owners of Series 1999 Bonds entitled to receive full or partial principal payments from the Insurer.

      (d) The Trustee or Paying Agent, if any, shall, at the time it provides notice to the Insurer pursuant to (a) above, notify registered owners of the Series 1999 Bonds entitled to receive the payment of principal or interest thereon from the Insurer (i) as to the fact of such entitlement, (ii) that the Insurer will remit to them all or a part of the interest payments next coming due upon proof of a Series 1999 Bond owner's entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the registered owner's right to payment, (iii) that should they be entitled to receive full payment of principal from the Insurer, they must surrender their Series 1999 Bonds (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such Series 1999 Bonds to be registered in the name of the Insurer) for payment to the Insurance Trustee, and not the Trustee or Paying Agent, if any, and (iv) that should they be entitled to receive partial payment of principal from the Insurer, they must surrender their Series 1999 Bonds for payment thereon first to the Trustee or Paying Agent, if any, who shall note on such Series 1999 Bonds the portion of the principal paid by the Trustee or Paying Agent, if any, and then, along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal.

      (e) In the event that the Trustee or Paying Agent, if any, has notice that any payment of principal of or interest on the Series 1999 Bonds which has become Due for Payment (as defined in the Policy) and which is made to an owner of a Series 1999 Bond by or on behalf of the Issuer has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee or Paying Agent, if any, shall, at the time the Insurer is notified pursuant to (a) above, notify all registered owners that in the event that any registered owner's payment is so recovered, such registered owner will be entitled to payment from the Insurer to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee or Paying Agent, if any, shall furnish to the Insurer its records evidencing the payments of principal of and interest on the Series 1999 Bonds which have been made by the Trustee or Paying Agent, if any, and subsequently recovered from registered owners and the dates on which such payments were made.

      (f) In addition to those rights granted the Insurer under the Indenture, the Insurer shall, to the extent it makes payment of principal of or interest on the Series 1999 Bonds, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Policy, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Trustee or Paying Agent, if any, shall note the Insurer's rights as subrogee on the registration books of the Issuer maintained by the Trustee or Paying Agent, if any, upon receipt from the Insurer of proof of the payment of interest thereon to the registered owners of the Series 1999 Bonds, and (ii) in the case of subrogation as to claims for past due principal, the Trustee or Paying Agent, if any, shall note the Insurer's rights as subrogee on the registration books of the Issuer maintained by the Trustee or Paying Agent, if any, upon surrender of the Series 1999 Bonds by the registered owners thereof together with proof of the payment of principal thereof.

      Section 6.08. Bonds Outstanding on Payment by Insurer. Notwithstanding anything in the Indenture to the contrary, in the event that the principal of and/or interest due on the Series 1999 Bonds shall be paid by the Insurer pursuant to the Policy, the Series 1999 Bonds shall remain "outstanding" for all purposes under the Indenture, not be defeased or otherwise satisfied and not be considered paid by the Issuer, and the assignment and pledge of the trust estate and all covenants, agreements and other obligations of the Issuer to the registered owners of the Series 1999 Bonds shall continue to exist and shall run to the benefit of the Insurer, and the Insurer shall be subrogated to the rights of such registered owners of the Series 1999 Bonds.

      Section 6.09.  Insurer's Rights Concerning the Trustee.

      (a) The Trustee or Paying Agent may be removed at any time, at the written request of the Insurer, for any breach by the Trustee or Paying Agent, as the case may be, of any of the provisions set forth herein or in the Indenture.

      (b) The Insurer shall receive prior written notice of any Trustee or Paying Agent resignation.

      (c) Notwithstanding any other provision of the Indenture, in determining whether the rights of the bondholders will be adversely affected in any material respect by any action taken pursuant to the terms and provisions of the Indenture, the Trustee or Paying Agent shall consider the effect on the bondholders as if there were no Policy. The Trustee shall not consider any payments made under the Policy in determining whether a default under Section 8.01(a) or (b) of the Indenture shall have occurred.

      (d) The Trustee shall be deemed to waive notice of any default under the Indenture of which it shall be specifically advised in writing by the Insurer.

      (e) Notwithstanding any other provision of the Indenture, no removal, resignation or termination of the Trustee or Paying Agent shall take effect until a successor, reasonably acceptable to the Insurer, shall be appointed.

      Section 6.10. Insurer's Right to Information. The Issuer will permit the Insurer to discuss the affairs, finances and accounts of the Issuer or any information the Insurer may reasonably request regarding the security for the Series 1999 Bonds with appropriate officers of the Issuer. The Trustee or Issuer, as appropriate, will permit the Insurer to have access to and to make copies of all books and records relating to the Series 1999 Bonds at any reasonable time.

      Section 6.11. Intervention. Intervention by the Trustee in any judicial proceeding pursuant to Section 9.04 of the Indenture shall be made in accordance therewith on the request of the Insurer and any intervention based on the request of the bondholders as provided therein may only be made with the prior written consent of the Insurer.

      Section 6.12. Insurer as Third Party Beneficiary. To the extent that the Indenture confers upon or gives or grants to the Insurer any right, remedy or claim, the Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right, remedy or claim conferred, given or granted thereunder.

      Section 6.13. Parties in Interest. Nothing in the Indenture expressed or implied is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Issuer, the Trustee, the Insurer, the Paying Agent, if any, and the registered owners of the Series 1999 Bonds, any right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation thereof, and all covenants, stipulations, promises and agreements in the Indenture by and on behalf of the Issuer shall be for the sole and exclusive benefit of the Issuer, the Trustee, the Insurer, the Paying Agent, if any, and the registered owners of the Series 1999 Bonds.


                                   ARTICLE VII

                                  MISCELLANEOUS

            SECTION 7.01. Successors and Assigns. This Eighth Supplemental Indenture shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            SECTION 7.02. Applicable Law. This Eighth Supplemental Indenture shall be governed by the laws of the State of Indiana.

            SECTION 7.03. Counterparts. This Eighth Supplemental Indenture may be executed in several counterparts, each of which shall be an original, and all of which together shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, the City of Rockport, Indiana has caused this Eighth Supplemental Indenture to be executed by its Mayor and its corporate seal to be hereunto affixed and attested by its Clerk-Treasurer, and Norwest Bank Indiana, N.A. has caused this Eighth Supplemental Indenture to be executed by a First Vice President and attested by a Vice President, all as of the date first above written.

                                    CITY OF ROCKPORT, INDIANA



                                    By  _______________________________
                                                      Mayor



(SEAL)


Attest:


-----------------------------
      Clerk-Treasurer




                                    NORWEST BANK INDIANA, N.A.
                                   As Trustee


                                    By  _______________________________
                                                Vice President

(SEAL)



Attest:


-----------------------------
      First Vice President

                                                                           DRAFT
                                                                        08/27/99

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                     EIGHTH SUPPLEMENTAL INDENTURE OF TRUST

                                     BETWEEN

                            CITY OF ROCKPORT, INDIANA

                                       and

                           NORWEST BANK INDIANA, N.A.

                                     Trustee


                        Dated as of ____________ 1, 1999

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                                       This instrument was prepared by:

                                       Theodore J. Esping, Esq.
                                       Baker & Daniels
                                       300 North Meridian Street
                                   Suite 2700
                           Indianapolis, Indiana 46204


            THIS EIGHTH SUPPLEMENTAL INDENTURE OF TRUST (the "Eighth Supplemental Indenture"), made as of the first day of __________, 1999, by and between the CITY OF ROCKPORT, INDIANA, a municipal corporation and political subdivision of the State of Indiana (the "Issuer"), and NORWEST BANK INDIANA, N.A., a national banking association existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States, with its principal corporate trust office located in Fort Wayne, Indiana, as Trustee (the "Trustee");


                             W I T N E S S E T H :

            WHEREAS, the Issuer has issued $110,000,000 aggregate principal amount of its Pollution Control Revenue Bonds (Indiana & Michigan Electric Company Project), Series 1984 A (the "Series A Bonds"), pursuant to Indiana Code 36-7-11.9 and Indiana Code 36-7-12 (collectively, the "Act") and an Indenture of Trust dated as of December 1, 1984 (the "1984 Indenture"), between the Issuer and the Trustee for the purpose of acquiring, constructing, installing, equipping and financing the portion of certain facilities designed for the abatement or control of atmospheric and water pollution, including collection of sewage or disposal of solid waste (the "Project"), at the Rockport Generating Station owned by Indiana Michigan Power Company (the "Company") as tenant in common without right of partition with AEP Generating Company, which facilities were sold to the Company pursuant to an Agreement of Sale dated as of December 1, 1984, as amended (the "Agreement"), between the Issuer and the Company; and

            WHEREAS, the Issuer has issued simultaneously (a) $50,000,000 aggregate principal amount of its Floating Rate Weekly Demand Pollution Control Revenue Refunding Bonds (Indiana & Michigan Electric Company Project), Series 1985 A (the "Floating Rate Weekly Demand Series 1985 A Bonds"), pursuant to a First Supplemental Indenture of Trust, dated as of July 1, 1985 (the "First Supplemental Indenture"), as Refunding Bonds pursuant to Section 2.11 of the 1984 Indenture to refund a portion of $110,000,000 aggregate principal amount of the Series A Bonds which matured by their terms on December 16, 1985, (b) $50,000,000 aggregate principal amount of its Adjustable Rate Tender Pollution Control Revenue Refunding Bonds (Indiana & Michigan Electric Company Project), Series 1985 A (the "Adjustable Series 1985 A Bonds"), pursuant to a Second Supplemental Indenture of Trust, dated as of July 1, 1985 (the "Second Supplemental Indenture") as Refunding Bonds pursuant to Section 2.11 of the 1984 Indenture to refund a portion of $110,000,000 aggregate principal amount of the Series A Bonds which matured by their terms on December 16, 1985, and (c) $50,000,000 aggregate principal amount of its Fixed Rate Pollution Control Revenue Bonds (Indiana & Michigan Electric Company Project), Series 1985 A (the "Fixed Rate Series 1985 A Bonds"), pursuant to a Third Supplemental Indenture of Trust, dated as of July 1, 1985 (the "Third Supplemental Indenture") as Refunding Bonds pursuant to Section 2.11 of the 1984 Indenture to refund a portion of $110,000,000 aggregate principal amount of the Series A Bonds which matured by their terms on December 16, 1985 and as Additional Bonds pursuant to
Section 2.10 of the 1984 Indenture to finance a portion of the estimated Cost of Construction, as defined in the Agreement, of the Project not theretofore paid by application of the Series A Bond proceeds;

            WHEREAS, the Issuer has simultaneously issued (a) $50,000,000 aggregate principal amount of its 6.55% Pollution Control Revenue Refunding Bonds (Indiana Michigan Power Company Project), Series 1995 A ("Series 1995 Bonds"), pursuant to the Fifth Supplemental Indenture of Trust, dated as of February 1, 1995 ("Fifth Supplemental Indenture"), as Refunding Bonds pursuant to Section 2.11 of the 1984 Indenture to refund the Fixed Rate Series 1985 A Bonds; and (b) $50,000,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds (Indiana Michigan Power Company Project), Series 1995 B ("Series 1995 B Bonds"), pursuant to the Sixth Supplemental Indenture of Trust dated as of June 1, 1995, as Refunding Bonds pursuant to Section 2.11 of the 1984 Indenture to refund the Adjustable Series 1985 A Bonds; and

            WHEREAS, the Issuer has determined to issue $50,000,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds (Indiana Michigan Power Company Project), Series 1999 (the "Series 1999 Bonds"), as Refunding Bonds pursuant to Section 2.11 of the 1984 Indenture to refund the Floating Rate Weekly Demand Series 1985 A Bonds at their redemption on December 1, 1999 pursuant to the Act and Indiana Code 5-1-5; and

            WHEREAS, the Issuer has determined that the Series 1999 Bonds to be issued hereunder and the certificate of authentication by the Trustee to be endorsed on all Series 1999 Bonds shall be, respectively, substantially in the following forms with such variations, omissions and insertions as are required or permitted by the 1984 Indenture, as amended and supplemented, or this Eighth Supplemental Indenture:

                             (FORM OF FRONT OF BOND)


No. R-_____                                                        $__________


                            UNITED STATES OF AMERICA
                                STATE OF INDIANA

                            CITY OF ROCKPORT, INDIANA
                   POLLUTION CONTROL REVENUE REFUNDING BOND
                   (INDIANA MICHIGAN POWER COMPANY PROJECT)
                                   SERIES 1999


MATURITY DATE:  _______________                         CUSIP:  ______________

REGISTERED OWNER:

PRINCIPAL AMOUNT:                                                      DOLLARS


            The City of Rockport, a municipal corporation and political subdivision of the State of Indiana (the "Issuer"), for value received, hereby promises to pay, solely from the sources and as hereinafter provided, to the registered owner stated above, or registered assigns, on the maturity date stated above or upon earlier redemption hereof upon the presentation and surrender hereof, the principal amount stated above together with interest on said principal amount from _________ 1 or _________ 1 next preceding the date on which it is authenticated (unless this Bond is authenticated prior to __________ 1, 1999, in which case it shall bear interest from the date hereof or unless this Bond is authenticated on a __________ 1 or ___________ 1, in which case it shall bear interest from such ________ 1 and ________ 1), payable semi-annually on ______ 1 and __________ 1 of each year commencing ____________ 1, 1999 until payment of said principal sum at the rate of ________________ per cent (____%) per annum. The principal of this Bond is payable at the principal office of Norwest Bank Indiana, N.A. (formerly Lincoln National Bank and Trust Company of Fort Wayne), in Fort Wayne, Indiana, as Trustee, or its successor in trust (the "Trustee") under the Indenture; provided, however, interest on this Bond is payable by check mailed to the registered owner hereof. Both principal and interest are payable in lawful money of the United States of America.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE SIDE HEREOF WHICH, FOR ALL PURPOSES HEREOF, SHALL HAVE THE FORCE AND EFFECT AS IF PRINTED IN FULL ON THE FRONT HEREOF.

            All acts, conditions and things required to happen exist or be performed precedent to the issuance of this bond have happened, exist and have been performed.

            This Bond shall not become obligatory for any purpose or be entitled to any security or benefit under the Indenture or be valid until the Trustee shall have executed the Certificate of Authentication appearing hereon.

            This Bond and the issue of which it is a part and the interest thereon are limited obligations of the Issuer payable solely from the revenues and receipts derived from the Agreement of Sale (except to the extent paid out of money attributable to Bond proceeds), which revenues and receipts have been pledged and assigned to the Trustee to secure payment thereof. The Bonds and the interest thereon shall not be deemed to constitute a debt or a pledge of the faith and credit of the State of Indiana or any political subdivision thereof other than the Issuer, whose obligations in respect of the Bonds and the interest thereon are limited as set forth herein and in the Indenture. Neither the Issuer, the State of Indiana nor any other political subdivision thereof shall be obligated to pay the principal of the Bonds, the premium, if any, or the interest thereon or other costs incident thereto except from the revenues and receipts pledged therefor. Neither the faith and credit nor the taxing power of the Issuer or the State of Indiana or any other political subdivision thereof is pledged to the payment of the principal of the Bonds, the premium, if any, or the interest thereon or other costs incident thereto.

            IN WITNESS WHEREOF, the City of Rockport, Indiana has caused this Bond to be signed by the manual or facsimile signature of its Mayor, its seal to be affixed hereto or a facsimile thereof to be printed hereon and attested by the manual or facsimile signature of its Clerk-Treasurer, and this Bond to be dated ________ 1, 1999.

                                    CITY OF ROCKPORT, INDIANA

                                          By________________________
                                                Mayor

(SEAL)

Attest:


--------------------------
Clerk-Treasurer

                            (FORM OF REVERSE OF BOND)

            This Bond is one of an issue of $50,000,000 City of Rockport, Indiana Pollution Control Revenue Refunding Bonds (Indiana Michigan Power Company Project), Series 1999 (the "Bonds"), of like date and tenor, except as to number and principal amount, authorized and issued pursuant to Indiana Code 36-7-11.9, Indiana Code 36-7-12 and Indiana Code 5-1-5, for the purpose of refunding Floating Rate Weekly Demand Pollution Control Revenue Refunding Bonds (Indiana & Michigan Electric Company Project) Series 1985 A, which were previously issued by the Issuer in part for the purpose of acquiring, constructing, installing, equipping and financing, in part, the portion of certain air and water pollution abatement or control facilities, including sewage or solid waste disposal facilities (the "Project") at the Rockport Generating Station (the "Plant") owned by Indiana Michigan Power Company, a corporation organized and existing under the laws of the State of Indiana (the "Company"), as tenant in common without right of partition with AEP Generating Company, a corporation organized and existing under the laws of the State of Ohio and duly qualified to do business as a foreign corporation in the State of Indiana, and selling the same to the Company pursuant to an Agreement of Sale dated as of December 1, 1984 (the "1984 Agreement"), as amended by the First Amendment to Agreement of Sale dated as of July 1, 1985, the Second Amendment to Agreement of Sale dated as of February 1, 1995, the Third Amendment to Agreement of Sale dated as of June 1, 1995 and as to be amended by the Fourth Amendment to Agreement of Sale dated as of _______ __, 1999 (the 1984 Agreement, as amended by the First Amendment to Agreement, the Second Amendment to Agreement, the Third Amendment to Agreement and the Fourth Amendment to Agreement, being hereinafter referred to as the "Agreement of Sale"), between the Issuer and the Company. The Bonds are issued under an Indenture of Trust dated as of December 1, 1984, as supplemented and amended by a First Supplemental Indenture of Trust dated as of July 1, 1985 (the "First Supplemental Indenture"), a Second
Supplemental Indenture of Trust dated as of July 1, 1985 (the "Second Supplemental Indenture"), a Third Supplemental Indenture of Trust dated as of July 1, 1985 (the "Third Supplemental Indenture"), a Fourth Supplemental
Indenture of Trust dated as of June 1, 1990 (the "Fourth Supplemental Indenture"), a Fifth Supplemental Indenture of Trust dated as of February 1, 1995 (the "Fifth Supplemental Indenture"), a Sixth Supplemental Indenture of Trust dated as of June 1, 1995 (the "Sixth Supplemental Indenture"), a Seventh Supplemental Indenture of Trust dated as of August 1, 1995 (the "Seventh Supplemental Indenture"), and an Eighth Supplemental Indenture of Trust dated as of _________ 1, 1999 (the "Eighth Supplemental Indenture") (the Indenture of Trust, as supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and the Eighth Supplemental Indenture being referred to herein as the "Indenture"), between the Issuer and the Trustee which assigns to the Trustee, as security for the Bonds, the Issuer's rights under the Agreement of Sale (except for payment of Issuer expenses and for indemnification of the Issuer). Reference is hereby made to the Indenture, the Agreement of Sale and to all amendments and supplements thereto for a description of the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the Issuer and the Trustee and the rights of the holders of the Bonds and the terms upon which the Bonds are issued and secured.

            The Bonds may not be called for redemption prior to ________ 1, ____, except that in the event of the exercise by the Company of its option to prepay the entire purchase price of the Project under circumstances involving
(i) the imposition of unreasonable burdens or excessive liabilities with respect to the Project or the Plant, or the operation of the Project or the Plant, including taxes not imposed on December 1, 1984 and economic, technological or other changes making the continued operation of the Plant uneconomical, (ii) damage to or destruction of the Project or a portion thereof or all or a portion of the Plant, (iii) condemnation of all or substantially all of the Project or all or a portion of the Plant or (iv) the operation of the Plant being enjoined, all as provided in Section 8.1(b) through (e) of the Agreement of Sale, the Bonds are subject to redemption in whole, but not in part, at any time upon payment of 100% of the principal amount thereof plus interest accrued to the redemption date.

            The Bonds are subject to optional redemption by (at the election of the Company without any further action by the Issuer) prior to maturity on or after ______ __, ____, at any time in whole or in part (less than all of the Bonds to be redeemed to be selected by lot), upon payment of the following redemption prices (expressed as a percentage of the principal amount of Bonds to be redeemed) plus accrued interest to the redemption date:

Redemption Dates                                            Redemption
(Dates Inclusive)                                             Price



            If less than all of the Bonds are called for redemption, each $5,000 principal amount of a Bond having a principal amount of more than $5,000 shall be counted as one Bond for the purpose of selecting by lot.

            If any of the Bonds or portions thereof are called for redemption, the Trustee shall cause a notice thereof identifying the Bonds to be redeemed to be sent by registered or certified mail to the registered owner of each such Bond to be redeemed at his address as it appears on the registration books not less than 30 nor more than 60 days prior to the redemption date. Provided funds for their redemption are on deposit at the place of payment on the redemption date, all Bonds or portions thereof so called for redemption shall cease to bear interest on the redemption date, shall no longer be secured by the Indenture and shall not be deemed to be outstanding under the provisions of the Indenture. If a portion of this Bond shall be called for redemption, a new Bond in principal amount equal to the unredeemed portion hereof will be issued to the registered owner upon the surrender hereof.

            The owner of this Bond shall have no right to enforce the provisions of the Indenture, to institute action to enforce the covenants therein or to take any action with respect to any Event of Default under the Indenture or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture. In certain events, on conditions, in the manner and with the effect set forth in the Indenture, the principal of all the Bonds issued under the Indenture and then outstanding may become or may be declared due and payable before their stated maturities, together with interest accrued thereon. Modifications or alterations of the Indenture, or of any supplements thereto, may be made only to the extent and in the circumstances permitted by the Indenture.

            The Bonds are issuable as registered bonds without coupons in the denominations of $5,000 or any integral multiple thereof.

            This Bond is transferable by the registered owner hereof at the designated office of the Trustee, upon surrender of this Bond accompanied by a duly executed instrument of transfer in form and with guaranty of signature satisfactory to the Trustee, subject to such reasonable regulations as the Trustee may prescribe, and upon payment of any tax or other governmental charge incident to such transfer. Upon any such transfer, a new Bond or Bonds in the same aggregate principal amount will be issued to the transferee. Except as set forth in this Bond and as otherwise provided in the Indenture, the person in whose name this Bond is registered shall be deemed the owner hereof for all purposes, and the Issuer, any Paying Agent and the Trustee shall not be affected by any notice to the contrary.

               (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)


            This Bond is one of the Bonds described in the within-mentioned Indenture.

                                    NORWEST BANK INDIANA, N. A.
                                           as Trustee


                                    By__________________________

                                          Authorized Officer
Date:  _________________


                             [FORM OF ABBREVIATIONS]

            The following abbreviations, when used in the inscription on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

            TEN COM     -     as tenants in common
            TEN ENT     -     as tenants by the entireties
             JT TEN     -     as joint tenants with right of survivorship and
                            not as tenants in common

UNIF TRANF MIN ACT      -     ___________ Custodian _________________
                              (Cust)                        (Minor)

                              Under Uniform Transfer to Minors Act

                              ---------------------------------
                                     (State)

            Additional abbreviations may also be used though not in list above.

                              [FORM OF ASSIGNMENT]

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________ (Please insert Social Security or taxpayer identification number of assignee)
================================================================
----------------------------------------------------------------
(Please Print or Typewrite Name and Address of Assignee)
----------------------------------------------------------------
the within Bond, and all rights thereunder, and hereby does irrevocably constitute and appoint _____________________________ Attorney to transfer the within Bond on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

                                    ------------------------------
                                    NOTICE:  The  signature  to this  assignment
                                    must  correspond with the name as it appears
                                    upon  the face of the  within  Bond in every
                                    particular,     without     alteration    or
                                    enlargement or any change whatever.

Signature Guaranteed:         ________________________________
                                    NOTICE: Signature(s) must be guaranteed by an Eligible Guarantor Institution such as a Commercial Bank, Trust Company, Securities Broker/Dealer, Credit Union, or Savings Association who is a member of a medallion program approved by The Securities Transfer Association, Inc.


                            [STATEMENT OF INSURANCE]

            Municipal Bond Insurance Policy No. (the "Policy") with respect to payments due for principal of and interest on this bond has been issued by AMBAC Indemnity Corporation ("AMBAC Indemnity"). The Policy has been delivered to the United States Trust Company of New York, New York, New York, as the Insurance Trustee under said Policy and will be held by such Insurance Trustee or any successor insurance trustee. The policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from AMBAC Indemnity or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this bond acknowledges and consents to the subrogation rights of AMBAC Indemnity as more fully set forth in the Policy.

and

            WHEREAS, all things necessary have been done and performed to constitute this Eighth Supplemental Indenture a valid and binding agreement securing the payment of the principal of, premium, if any, and interest on all bonds issued and to be issued hereunder and under the 1984 Indenture (the 1984 Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture of Trust, dated as of June 1, 1990, the Fifth Supplemental Indenture of Trust, dated as of February 1, 1995, the Sixth
Supplemental  Indenture  of  Trust,  dated  as of  June  1,  1995,  the  Seventh
Supplemental Indenture of Trust, dated as of August 1, 1995, and this Eighth Supplemental Indenture, being referred to herein as the "Indenture") and the execution and delivery of this Eighth Supplemental Indenture and the execution and issuance of the Series 1999 Bonds have in all respects been authorized;


            NOW, THEREFORE, the Issuer hereby agrees and covenants with the Trustee and with the respective owners, from time to time of the Series 1985 A Bonds, the Fixed Rate Series 1995 A Bonds, the Adjustable Series 1995 B Bonds, and the Series 1999 Bonds, or any part thereof, as follows:



                                    ARTICLE I

                          PURPOSE OF SERIES 1999 BONDS


            SECTION 1.01 Purpose of Series 1999 Bonds. The Series 1999 Bonds of the Issuer are authorized for the purpose of refunding the Floating Rate Weekly Demand Series 1985 A Bonds at their redemption on December 1, 1999.


                                   ARTICLE II

                             THE SERIES 1999 BONDS;
                                 1999 BOND FUND

            SECTION 2.01. Issuance of Series 1999 Bonds. There are hereby authorized to be issued Pollution Control Revenue Bonds of the Issuer in the aggregate principal amount of Fifty Million Dollars ($50,000,000) as Refunding Bonds pursuant to Section 2.11 of the Indenture. Said Bonds shall be designated "City of Rockport, Indiana Pollution Control Revenue Refunding Bonds (Indiana Michigan Power Company Project), Series 1999", shall be dated as of the first day of ________, 1999, shall bear interest payable semiannually on the first days of _______ and _____________, at the rate of _________ per centum (_____%)
per annum and shall mature, subject to the right of prior redemption as hereinafter set forth, on __________ 1, ____.

            Both principal of and interest on the Series 1999 Bonds shall be payable in lawful money of the United States of America, but only from the revenues and receipts pledged to the payment thereof as provided herein and in the Indenture.

            SECTION 2.02. Form of Series 1999 Bonds. The Series 1999 Bonds shall be issued substantially in the form of the Series 1999 Bond hereinabove set forth, with such appropriate variations, omissions and insertions as are permitted or required by the Indenture or this Eighth Supplemental Indenture.

            Initially, one certificate for the Series 1999 Bonds will be issued and registered to the Securities Depository (as defined below), or its nominee. The Issuer and the Trustee may enter into a Letter of Representations (as defined below) relating to a book-entry system to be maintained by the Securities Depository with respect to the Series 1999 Bonds.

            In the event that (a) the Securities Depository determines not to continue to act as a securities depository for the Series 1999 Bonds by giving notice to the Trustee and the Issuer discharging its responsibilities hereunder, or (b) the Issuer determines (at the direction of the Company) (i) that beneficial owners of Series 1999 Bonds shall be able to obtain certificated Series 1999 Bonds or (ii) to select a new Securities Depository, then the Trustee shall, at the direction of the Issuer (at the request of the Company), attempt to locate another qualified securities depository to serve as Securities Depository or authenticate and deliver certificated Series 1999 Bonds to the beneficial owners or to the Securities Depository participants on behalf of beneficial owners substantially in the form provided for in this Section. In delivering certificated Series 1999 Bonds, the Trustee shall be entitled to rely on the records of the Securities Depository as to the beneficial owners or the records of the Securities Depository participants acting on behalf of beneficial owners. Such certificated Series 1999 Bonds will then be registrable, transferable and exchangeable as set forth in this Indenture.

            So long as there is a Securities Depository for the Series 1999 Bonds (1) it or its nominee shall be the registered owner of the Series 1999 Bonds, (2) notwithstanding anything to the contrary in the Indenture, determinations of persons entitled to payment of principal, premium, if any, and interest, transfers of ownership and exchanges and receipt of notices shall be the responsibility of the Securities Depository and shall be effected pursuant to rules and procedures established by such Securities Depository, (3) the Issuer, the Company and the Trustee shall not be responsible or liable for maintaining, supervising or reviewing the records maintained by the Securities Depository, its participants or persons acting through such participants, (4) references in the Indenture to registered owners of the Series 1999 Bonds shall mean such Securities Depository or its nominee and shall not mean the beneficial owners of the Series 1999 bonds and (5) in the event of any inconsistency between the provisions of the Indenture and the provisions of the Letter of Representations such provisions of the Letter of Representations, except to the extent set forth in this paragraph and the next preceding paragraph, shall control.

            For purposes of this Section, the following terms shall have the following meanings:

            "Letter of Representations" means the Letter of Representations from the Issuer and the Trustee to the Securities Depository and (with the consent of the Company) any amendments thereto, or successor agreements between the Issuer and the Trustee and any successor Securities Depository, relating to a book-entry system to be maintained by the Securities Depository with respect to the Series 1999 Bonds.

            "Securities Depository" means The Depository Trust Company, a corporation organized and existing under the laws of the State of New York, and any other securities depository for the Series 1999 Bonds appointed pursuant to this Section, and their successors.

            SECTION 2.03. Execution, Authentication and Delivery of Series 1999 Bonds. The Series 1999 Bonds shall be executed, authenticated and delivered, and the proceeds therefrom deposited, as provided in Section 2.11 of the 1984 Indenture and Section 3.2(c) of the Agreement.

            SECTION 2.04.  Creation of 1999 Bond Fund.

            (a) There is hereby created and established with the Trustee a trust fund in the name of the Issuer to be designated "City of Rockport, Indiana Pollution Control Revenue Refunding Bonds (Indiana Michigan Power Company Project), Series 1999 Bond Fund" (the "1999 Bond Fund"). The 1999 Bond Fund shall be a segregated trust fund held for the benefit of the owners of the Series 1999 Bonds.

            (b) There shall be deposited into the 1999 Bond Fund (i) all accrued interest, if any, received upon the sale of the 1999 Bonds and (ii) all other moneys received by the Trustee under and pursuant to any of the provisions of the Indenture or the Agreement which are required or which are accompanied by directions from the Company that such moneys are to be paid into the 1999 Bond Fund.


                                   ARTICLE III

                            REDEMPTION OF SERIES 1999
                              BONDS BEFORE MATURITY

            SECTION 3.01. Redemption. Any and all of the Series 1999 Bonds shall be redeemable as set forth in the form of Series 1999 Bond hereinabove set forth. Reference is hereby made to Article III of the Indenture for the provisions describing the methods and effects of redemption.


                                   ARTICLE IV

                             COVENANTS AND SECURITY

            SECTION 4.01. Authority; Compliance with Conditions. The Issuer covenants that it is duly authorized under the laws of the State of Indiana, including particularly and without limitation the Act, to issue the Series 1999 Bonds authorized hereby and to execute and deliver this Eighth Supplemental Indenture, to assign and pledge the Agreement and the revenues and receipts payable under the Agreement, to grant a security interest therein and to pledge the revenues and receipts in the manner and to the extent contemplated herein and in the Indenture; that all of the requirements and conditions for the execution and delivery of this Eighth Supplemental Indenture have been satisfied and complied with; that all other action on its part necessary for the execution and delivery of this Eighth Supplemental Indenture has been duly and effectively taken; and that the Series 1999 Bonds in the hands of the owners thereof are and will be valid and enforceable obligations of the Issuer according to the terms thereof and hereof.

            SECTION 4.02. Security for Series 1999 Bonds; Confirmation of Indenture. The Series 1999 Bonds shall be equally and ratably secured (except insofar as any guaranty, letter of credit, insurance policy, first mortgage bond or other collateral or instrument of credit enhancement provided by a person other than the Issuer may afford additional security for the Bonds of any particular series) under the Indenture with all outstanding Bonds and any other series of bonds which may be issued pursuant to Section 2.10 or 2.11 of the Indenture, without preference, priority or distinction of any bonds over any other bonds. As supplemented and amended, the Indenture is ratified and confirmed (except as set forth herein), and the Indenture, including each supplemental indenture, shall be read, taken and construed as one and the same instrument. All covenants, agreements and provisions of, and all security (except as set forth herein), provided under, the Indenture shall apply with full force and effect to the Series 1999 Bonds and to the owners thereof (except insofar as any guaranty, letter of credit, insurance policy, first mortgage bond or other collateral or instrument of credit enhancement provided by a person other than the Issuer may afford additional security for the Bonds of any particular series).


                                    ARTICLE V

                             AMENDMENT OF INDENTURE

            SECTION  5.01  Amendment  to  Section  12.01 The last  paragraph  of
Section 12.01 of the 1984 Indenture is amended by adding the following sentence at the end of the paragraph:

            "The Trustee may establish a record date with respect to the Series 1999 Bonds for purposes of this Section 12.01, with no provision for revocation of consents, requests, directions, approvals, objections or other instruments by subsequent owners after the record date."


                                   ARTICLE VI

                          SPECIAL INSURANCE PROVISIONS

      Section 6.01. Concerning the Special Insurance Provisions. The provisions of this Article VI shall apply notwithstanding anything in the Indenture to the contrary, but only so long as (i) the Policy remains in full force and effect,
(ii) the  Insurer is not in default in its  obligations  under the  Policy,  and
(iii) the Series 1999 Bonds remain outstanding (as defined in the Indenture and Section 6.08 hereof).

      Section 6.02. Consent of the Insurer in Addition to Bondholder Consent. Unless otherwise provided in this Section, the Insurer's written consent shall be required (in addition to bondholder consent, when required) for the following purposes: (i) execution and delivery of any supplemental indenture or any amendment, supplement or change to or modification of the Agreement of Sale;
(ii) removal of the Trustee or Paying Agent and selection and appointment of any successor trustee or paying agent; and (iii) initiation or approval of any action not described in (i) or (ii) above which requires bondholder consent.

      Section 6.03. Insurer's Consent Upon Default. Anything in the Indenture to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default under the Indenture, the Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the bondholders or the Trustee for the benefit of the bondholders under the Indenture, including, without limitation, (i) the right to accelerate the principal of the Series 1999 Bonds as described in the Indenture and (ii) the right to annul any declaration of acceleration, and the Insurer shall also be entitled to approve all waivers of events of default.

      Section 6.04. Acceleration Rights. Upon the occurrence of an Event of Default, the Trustee may, with the consent of the Insurer, and shall, at the direction of the Insurer or 25% of the bondholders with the consent of the Insurer, by written notice to the Issuer and the Insurer, declare the principal of the Series 1999 Bonds to be immediately due and payable, whereupon that portion of the principal of the Series 1999 Bonds thereby coming due and the interest thereon accrued to the date of payment shall, without further action, become and be immediately due and payable, anything in the Indenture or in the Series 1999 Bonds to the contrary notwithstanding.

      Section 6.05. Amendments. Any provision of the Indenture expressly recognizing or granting rights in or to the Insurer may not be amended in any manner which affects the rights of the Insurer hereunder without the prior written consent of the Insurer.

      Section 6.06.  Notices and Information.

             (a) The Trustee shall furnish to the Insurer a copy of any notice to be given to the registered owners of the Series 1999 Bonds, including, without limitation, notice of any redemption of or defeasance of the Series 1999 Bonds, and any certificate rendered pursuant to the Indenture relating to the security for the Series 1999 Bonds.

      (b) The Trustee or the Issuer shall notify the Insurer of any failure of the Company to provide relevant notices, certificates, etc.

      (c) Notwithstanding any other provision of the Indenture, the Trustee shall immediately notify the Insurer if at any time there are insufficient moneys to make any payments of principal and/or interest as required and immediately upon the occurrence of any Event of Default under the Indenture.

      (d) All notice or other communication to be given to the Insurer under this Eighth Supplemental Indenture or the Indenture may be given by mailing or delivering the same in writing to Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention:, in the case of subclause (a) above, The Surveillance Department, and in all other cases, The General Counsel's Office.

      Section  6.07.  Payment   Procedures;   Subrogation.   The  Issuer,  the
Trustee and any Paying Agent agree to comply with the following provisions:

      (a) If the Trustee or Paying Agent, if any, determines that there will be insufficient funds to pay the principal of or interest on the Series 1999 Bonds at maturity or on any Interest Payment Date, as the case may be, the Trustee or Paying Agent, if any, shall so notify the Insurer within one business day after such determination. Such notice shall specify the amount of the anticipated deficiency, the Series 1999 Bonds to which such deficiency is applicable and whether such Series 1999 Bonds will be deficient as to principal or interest, or both. The Insurer will make payments of principal of or interest due on the Series 1999 Bonds on or before the first business day next following the date on which the Insurer shall have received notice of nonpayment from the Trustee or Paying Agent, if any.

      (b) The Trustee or Paying Agent, if any, shall, after giving notice to the Insurer as provided in (a) above, make available to the Insurer and, at the Insurer's direction, to the Insurance Trustee, the registration books of the Issuer maintained by the Trustee or Paying Agent, if any, and all records relating to the Series 1999 Bonds maintained under the Indenture.

      (c) The Trustee or Paying Agent, if any, shall provide the Insurer and the Insurance Trustee with a list of registered owners of Series 1999 Bonds entitled to receive principal or interest payments from the Insurer under the terms of the Policy, and shall make arrangements with the Insurance Trustee (i) to mail checks to or pay by wire transfer the registered owners of the Series 1999 Bonds entitled to receive full or partial interest payments from the Insurer and (ii) to pay principal upon Series 1999 Bonds surrendered to the Insurance Trustee by the registered owners of Series 1999 Bonds entitled to receive full or partial principal payments from the Insurer.

      (d) The Trustee or Paying Agent, if any, shall, at the time it provides notice to the Insurer pursuant to (a) above, notify registered owners of the Series 1999 Bonds entitled to receive the payment of principal or interest thereon from the Insurer (i) as to the fact of such entitlement, (ii) that the Insurer will remit to them all or a part of the interest payments next coming due upon proof of a Series 1999 Bond owner's entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the registered owner's right to payment, (iii) that should they be entitled to receive full payment of principal from the Insurer, they must surrender their Series 1999 Bonds (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such Series 1999 Bonds to be registered in the name of the Insurer) for payment to the Insurance Trustee, and not the Trustee or Paying Agent, if any, and (iv) that should they be entitled to receive partial payment of principal from the Insurer, they must surrender their Series 1999 Bonds for payment thereon first to the Trustee or Paying Agent, if any, who shall note on such Series 1999 Bonds the portion of the principal paid by the Trustee or Paying Agent, if any, and then, along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal.

      (e) In the event that the Trustee or Paying Agent, if any, has notice that any payment of principal of or interest on the Series 1999 Bonds which has become Due for Payment (as defined in the Policy) and which is made to an owner of a Series 1999 Bond by or on behalf of the Issuer has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee or Paying Agent, if any, shall, at the time the Insurer is notified pursuant to (a) above, notify all registered owners that in the event that any registered owner's payment is so recovered, such registered owner will be entitled to payment from the Insurer to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee or Paying Agent, if any, shall furnish to the Insurer its records evidencing the payments of principal of and interest on the Series 1999 Bonds which have been made by the Trustee or Paying Agent, if any, and subsequently recovered from registered owners and the dates on which such payments were made.

      (f) In addition to those rights granted the Insurer under the Indenture, the Insurer shall, to the extent it makes payment of principal of or interest on the Series 1999 Bonds, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Policy, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Trustee or Paying Agent, if any, shall note the Insurer's rights as subrogee on the registration books of the Issuer maintained by the Trustee or Paying Agent, if any, upon receipt from the Insurer of proof of the payment of interest thereon to the registered owners of the Series 1999 Bonds, and (ii) in the case of subrogation as to claims for past due principal, the Trustee or Paying Agent, if any, shall note the Insurer's rights as subrogee on the registration books of the Issuer maintained by the Trustee or Paying Agent, if any, upon surrender of the Series 1999 Bonds by the registered owners thereof together with proof of the payment of principal thereof.

      Section 6.08. Bonds Outstanding on Payment by Insurer. Notwithstanding anything in the Indenture to the contrary, in the event that the principal of and/or interest due on the Series 1999 Bonds shall be paid by the Insurer pursuant to the Policy, the Series 1999 Bonds shall remain "outstanding" for all purposes under the Indenture, not be defeased or otherwise satisfied and not be considered paid by the Issuer, and the assignment and pledge of the trust estate and all covenants, agreements and other obligations of the Issuer to the registered owners of the Series 1999 Bonds shall continue to exist and shall run to the benefit of the Insurer, and the Insurer shall be subrogated to the rights of such registered owners of the Series 1999 Bonds.

      Section 6.09.  Insurer's Rights Concerning the Trustee.

      (a) The Trustee or Paying Agent may be removed at any time, at the written request of the Insurer, for any breach by the Trustee or Paying Agent, as the case may be, of any of the provisions set forth herein or in the Indenture.

      (b) The Insurer shall receive prior written notice of any Trustee or Paying Agent resignation.

      (c) Notwithstanding any other provision of the Indenture, in determining whether the rights of the bondholders will be adversely affected in any material respect by any action taken pursuant to the terms and provisions of the Indenture, the Trustee or Paying Agent shall consider the effect on the bondholders as if there were no Policy. The Trustee shall not consider any payments made under the Policy in determining whether a default under Section 8.01(a) or (b) of the Indenture shall have occurred.

      (d) The Trustee shall be deemed to waive notice of any default under the Indenture of which it shall be specifically advised in writing by the Insurer.

      (e) Notwithstanding any other provision of the Indenture, no removal, resignation or termination of the Trustee or Paying Agent shall take effect until a successor, reasonably acceptable to the Insurer, shall be appointed.

      Section 6.10. Insurer's Right to Information. The Issuer will permit the Insurer to discuss the affairs, finances and accounts of the Issuer or any information the Insurer may reasonably request regarding the security for the Series 1999 Bonds with appropriate officers of the Issuer. The Trustee or Issuer, as appropriate, will permit the Insurer to have access to and to make copies of all books and records relating to the Series 1999 Bonds at any reasonable time.

      Section 6.11. Intervention. Intervention by the Trustee in any judicial proceeding pursuant to Section 9.04 of the Indenture shall be made in accordance therewith on the request of the Insurer and any intervention based on the request of the bondholders as provided therein may only be made with the prior written consent of the Insurer.

      Section 6.12. Insurer as Third Party Beneficiary. To the extent that the Indenture confers upon or gives or grants to the Insurer any right, remedy or claim, the Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right, remedy or claim conferred, given or granted thereunder.

      Section 6.13. Parties in Interest. Nothing in the Indenture expressed or implied is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Issuer, the Trustee, the Insurer, the Paying Agent, if any, and the registered owners of the Series 1999 Bonds, any right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation thereof, and all covenants, stipulations, promises and agreements in the Indenture by and on behalf of the Issuer shall be for the sole and exclusive benefit of the Issuer, the Trustee, the Insurer, the Paying Agent, if any, and the registered owners of the Series 1999 Bonds.


                                   ARTICLE VII

                                  MISCELLANEOUS

            SECTION 7.01. Successors and Assigns. This Eighth Supplemental Indenture shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            SECTION 7.02. Applicable Law. This Eighth Supplemental Indenture shall be governed by the laws of the State of Indiana.

            SECTION 7.03. Counterparts. This Eighth Supplemental Indenture may be executed in several counterparts, each of which shall be an original, and all of which together shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, the City of Rockport, Indiana has caused this Eighth Supplemental Indenture to be executed by its Mayor and its corporate seal to be hereunto affixed and attested by its Clerk-Treasurer, and Norwest Bank Indiana, N.A. has caused this Eighth Supplemental Indenture to be executed by a First Vice President and attested by a Vice President, all as of the date first above written.

                                    CITY OF ROCKPORT, INDIANA



                                    By  _______________________________
                                                      Mayor



(SEAL)


Attest:


-----------------------------
      Clerk-Treasurer




                                    NORWEST BANK INDIANA, N.A.
                                   As Trustee


                                    By  _______________________________
                                                Vice President

(SEAL)



Attest:


-----------------------------
      First Vice President